Exhibit 99.1

John R. Whitcomb Joins Lordstown Motors As Vice President, Global Commercial Operations To Lead Company’s Go-To-Market Strategy

LORDSTOWN, OH (June 17, 2021) – Lordstown Motors Corp. (Nasdaq: RIDE), (“Lordstown Motors”), a leader in electric light duty trucks focused on the commercial fleet market, has announced senior automotive executive John R. Whitcomb has joined the company as Vice President, Global Commercial Operations, effective June 21, 2021. Mr. Whitcomb will be responsible for driving the company’s overall go-to-market strategy ahead of the start of production of the Lordstown Endurance in late-September 2021.

“As we turn the corner on our road to production, we are putting in place a deeply experienced team to manage the Lordstown Endurance’s transition into commercial use, and we are pleased to be adding John to that team,” said Jane Ritson-Parsons, Lordstown Motors Chief Operating Officer. “John has the experience, attitude and tenacity to put in place systems to ensure the Lordstown family of customers continues to receive communication and support once they get the keys to their vehicle and for years to come.”

In the newly created role, Mr. Whitcomb will develop the strategic business model for Lordstown Motors’ sales and service footprint, working alongside the team to establish a national sales network. He will be responsible for developing service and after-sales strategies and processes as the company prepares for production, drawing on his experience as a leader of marketing, sales and service in the global auto sector. Additionally, he will be tasked with exploring long term international strategies to determine where and when to expand.

“Based on my decades of experience in the automotive industry and my assessment of the progress Lordstown Motors has made to date, I am excited to be joining the history-making team bringing the world’s first all-electric commercial pickup truck to life,” said Mr. Whitcomb. “I truly believe in what Lordstown Motors has set out to do, and I am looking forward to getting to work with our customers across the country and, eventually, across the world.”

Mr. Whitcomb has over 30 years of diverse global automotive experience, leveraging his broad expertise in strategy, business development, process design, operational execution and information technology to address complex, transformative challenges within the auto industry. Most recently, he served as a Managing Director, Global Automotive and Mobility, at Ernst & Young LLP, where he supported global OEM client innovation and transformation initiatives, and previously at General Motors as Director, Global Retail & Sales Technology, where he was responsible for establishing common, best practice business processes and the supporting technology for GM’s global sales operations, distribution network planning and analysis, and retail execution areas.

- - -

About Lordstown Motors Corp.

Lordstown Motors is an Ohio-based original equipment manufacturer of light duty fleet vehicles created with the purpose of transforming Ohio's Mahoning Valley and Lordstown, Ohio into the epicenter of electric-vehicle manufacturing. The company owns the 640 acre, 6.2 million square foot Lordstown Assembly Plant where it plans to build the Lordstown Endurance, believed to be the world's first full-size, all-electric pickup truck designed to serve the commercial fleet market. For additional information visit www.lordstownmotors.com.

Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: our limited operating history and our significant projected funding needs; risks associated with the conversion and retooling of our facility and ramp up of production; our inability to obtain binding purchase orders from customers and potential customers’ inability to integrate our electric vehicles into their existing fleets; our inability to retain key personnel and to hire additional personnel; competition in the electric pickup truck market; our inability to develop a sales distribution network; and the ability to protect our intellectual property rights. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts

Investors

Carter Driscoll

lordstownIR@icrinc.com

Media

Ryan Hallett

lordstownmotors@ottoandfriends.com